Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ANNAPOLIS BANCORP, INC.

Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statement No. 333-58658 on Form S-8, and in the Annual Report on Form 10-KSB of ANNAPOLIS BANCORP, INC. for the year ended December 31, 2005 of our report dated February 15, 2006 relating to the consolidated financial statements of ANNAPOLIS BANCORP, INC.

/s/ Stegman & Company

Baltimore, Maryland

March 27, 2006